Exhibit 1.2

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

           PREFERREDPLUS CLASS A 6.05% TRUST CERTIFICATES SERIES GEC-1 PREFERREDPLUS CLASS B 0.70% TRUST CERTIFICATES SERIES GEC-1

                                 TERMS AGREEMENT
                                 ---------------


                                                                October 25, 2002


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 6,166,200 PreferredPLUS Class A 6.05 % Trust Certificates Series GEC-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 6,166,200 PreferredPLUS Class B 0.70% Trust Certificates Series GEC-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:


Title:   PreferredPLUS Trust Certificates Series GEC-1, offered in two classes
            (Class A Trust Certificates and Class B Trust Certificates)

Ratings: AAA from Standard & Poor's and Aaa from Moody's

Amount:  6,166,200 Class A Trust Certificates

         6,166,200 Class B Trust Certificates

Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof
Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment:  U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 6.05% per annum through March 15, 2032, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.70% per annum through March 15, 2032, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:  October 31, 2002

Distribution payment dates: March 15 and September 15, commencing March 15, 2003

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date:  March 15, 2032

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements:  Class A listed on the New York Stock Exchange

Black-out provisions:  None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate Purchase Price: $25 per Class A Trust Certificate Class B Trust Certificate Purchase Price: $2 Class B Trust Certificates

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: October 31, 2002, Shearman & Sterling, 599 Lexington Avenue, New York, New York

         Please accept this offer no later than 10:00 A.M. (New York City time) on October 31, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                    By
                                       -----------------------------------
                                              Authorized Signatory


Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By
   ---------------------------
   Name:  Barry N. Finkelstein
   Title: President